                                  As filed with the Commission on April 30, 2002
                                                      1940 Act File No. 811-6071

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940        X
                                                                       -

   Amendment No.   46    .......................................       X
                 -------                                               -

                             BT INSTITUTIONAL FUNDS
               (Exact Name of Registrant as Specified in Charter)

                                One South Street
                            Baltimore, Maryland 21202
                    (Address of Principal Executive Offices)

                                 (410) 895-5000
                         (Registrant's Telephone Number)

Daniel O. Hirsch, Esq.                   Copies to:  Burton M. Leibert, Esq.
One South Street                                     Willkie Farr & Gallagher
Baltimore, Maryland  21202                           787 Seventh Ave
(Name and Address of Agent                           New York, New York 10019
for Service)

EXPLANATORY NOTE: This Registration Statement has been filed by BT Institutional Funds (the "Registrant") pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, shares of beneficial interest of Treasury and Agency Fund, formerly Treasury Assets Fund Institutional (the "Fund"), a series of the Registrant, are not being registered under the Securities Act of 1933 (the "1933 Act") since such shares will be issued by the Registrant solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Shares of the Fund may only be purchased by "accredited investors," as that term is defined in Rule 501(a) of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of beneficial interest of the Fund.

                                                      Deutsche Asset Management

                           DO NOT COPY OR CIRCULATE

                               Prospective
                                Investor   Copy #

                                       [Graphic]

                                    Worldmap Cover
            Confidential Private
                                                            Offering Memorandum
                                                                 April 30, 2002

                                                                  Institutional
Treasury and Agency Fund
formerly the Treasury Assets Fund

[The securities described in this memorandum are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and have not been registered with the Securities and Exchange Commission. Like shares of all mutual funds, these securities have not been approved or disapproved by the Securities and Exchange
Commission, nor has the Securities and Exchange Commission passed upon the accuracy or adequacy of this memorandum. Any representation to the contrary is a criminal offense.]
NO RESALE OF SHARES MAY BE MADE UNLESS THE SHARES ARE SUBSEQUENTLY REGIS-
TERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS
AVAILABLE. THIS CONFIDENTIAL PRIVATE OFFERING MEMORANDUM HAS BEEN PREPARED
ON A CONFIDENTIAL BASIS SOLELY FOR THE INFORMATION OF THE RECIPIENT AND MAY
NOT BE REPRODUCED, PROVIDED TO OTHERS OR USED FOR ANY OTHER PURPOSE.
NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS OR GIVE ANY INFORMA-
TION WITH RESPECT TO THE SHARES, EXCEPT THE INFORMATION CONTAINED HEREIN OR IN
THE TRUST'S REGISTRATION STATEMENT FILED UNDER THE INVESTMENT COMPANY ACT.
FOR GEORGIA INVESTORS:
THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF                  [LOGO] A Member of
CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE                  the
SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH                     Deutsche Bank Group
ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.                                                 /

Overview
--------------------------------------------------------------------------------
of Treasury and Agency Fund Institutional

Goal: The Fund seeks a high level of current income consistent with liquidity and the preservation of capital.
Core Strategy: The Fund invests in debt obligations of the US Treasury, obligations of the US government or its agencies, authorities and instrumentalities and repurchase agreements collateralized by such obligations.


INVESTMENT POLICIES AND STRATEGIES
The Fund seeks to achieve its objective by investing only in:

.. obligations issued or guaranteed by the US Treasury ('US Treasuries'), including but not limited to Treasury bills, notes and bonds;

.. obligations issued or guaranteed as to the payment of principal and interest by the US government or its agencies, authorities or instrumentalities ('US Government Obligations'); and

.. repurchase agreements collateralized by such obligations.

The Fund will maintain at least 80% of its investments, determined at the time of purchase, in US Treasuries or repurchase agreements collateralized by US Treasuries and obligations issued by US government agencies and instrumentalities. The Fund maintains a dollar-weighted average maturity of 90 days or less. The Fund attempts to maintain a stable share price by investing in securities that are valued in US dollars and have remaining maturities of
397 days or less.
--------------------------------------------------------------------------------


Treasury and Agency Fund Institutional

Overview of the Treasury and Agency Fund

                 Goal..................................... 3
                 Core Strategy............................ 3
                 Investment Policies and Strategies....... 3
                 Principal Risks of Investing in the Fund. 4
                 Who Should Consider Investing in the Fund 4
                 Annual Fund Operating Expenses........... 5

A Detailed Look at the Treasury and Agency Fund

                     Objective.........................  6
                     Strategy..........................  6
                     Principal Investments.............  6
                     Risks.............................  6
                     Management of the Fund............  7
                     Calculating the Fund's Share Price  7
                     Dividends and Distributions.......  8
                     Tax Considerations................  8
                     Buying and Selling Fund Shares....  8
                     Financial Highlights.............. 10


--------------------------------------------------------------------------------

Overview of Treasury and Agency Fund Institutional


PRINCIPAL RISKS OF INVESTING IN THE FUND

Although the Fund seeks to preserve the value of your investment at $1.00 a share, there are risks associated with investing in the Fund. For example, a sharp rise in interest rates could cause the bond market and individual securities in the Fund's portfolio to decline in value. Securities held by the Fund could perform poorly.
WHO SHOULD CONSIDER INVESTING IN THE FUND

Shares of the Fund are being offered for investment only to investors who qualify as both:

.. accredited investors as defined under Regulation D of the Securities Act of 1933, as amended, and

..  institutional investors.

Shares of the Fund are not being offered to individuals or to entities organized for the purpose of investing on behalf of individuals. Investors will be required to represent that they meet certain financial requirements and that they are familiar with and understand the terms, risks and merits of an investment in the Fund.

You should consider investing in the Fund if you are looking for a cash management vehicle that offers income approximating money market rates and preserves the value of your capital. A majority of the Fund's investors use the Fund to 'sweep' in cash balances remaining in accounts at the Fund's custodian or its affiliates each trading day.

You should not consider investing in the Fund if you seek long-term capital growth. Although it provides a convenient means of diversifying short-term investments, the Fund by itself does not constitute a balanced investment program.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.


--------------------------------------------------------------------------------

                             Overview of Treasury and Agency Fund Institutional


ANNUAL FUND OPERATING EXPENSES
(expenses paid from Fund assets)

The Annual Fees and Expenses table to the right describes the fees and expenses that you may pay if you buy and hold shares of Treasury and Agency Fund Institutional.

Expense Example. The example below illustrates the expenses you would have incurred on a $10,000 investment in the Fund. The numbers assume that the Fund earned an annual return of 5% over the periods shown, that the Fund's operating expenses remained the same, and that you redeem your shares at the end of the period.

You may use this hypothetical example to compare the Fund's expense history with other funds. Your actual costs may be higher or lower.
--------------------------------------------------------------------------------
1 The investment advisor and administrator have agreed, for a 16-month period from the Fund's fiscal year end of December 31, 2001, to waive their fees and reimburse expenses so that total expenses will not exceed 0.16%.
2 For the first year, the expense example takes into account fee waivers and reimbursements.

Annual Fees and Expenses

                                      Percentage of Average
                                           Daily Net Assets
Management Fee                                       0.15 %
--------------------------------------------------------------
Distribution and Service (12b-1) Fees                  None
--------------------------------------------------------------
Other Expenses                                       0.11 %
--------------------------------------------------------------
Total Fund Operating Expenses                        0.26 %
--------------------------------------------------------------
Less: Fee Waivers or Expense
 Reimbursements                                     (0.10)%/1/
--------------------------------------------------------------
Net Expenses                                         0.16 %
--------------------------------------------------------------


Expense Example/2/

1 Year 3 Years 5 Years 10 Years
   $16     $74    $136     $321
-------------------------------


--------------------------------------------------------------------------------

A detailed look
--------------------------------------------------------------------------------
at Treasury and Agency Fund Institutional


OBJECTIVE

Treasury and Agency Fund Institutional seeks a high level of current income consistent with liquidity and the preservation of capital.

While we give priority to earning income and maintaining the value of the Fund's principal at $1.00 per share, all money market instruments, including US government obligations, can change in value when interest rates change.

The Fund's objective is not a fundamental policy. We must notify shareholders before we can change it, but we do not require their approval to do so.

STRATEGY

The Fund seeks to achieve its objective by investing only in:

..  US Treasuries, including but not limited to Treasury bills, notes and bonds;

..  US Government Obligations; and

..  repurchase agreements collateralized by such obligations.

Fund securities are valued in US dollars and have remaining maturities of 397 days (about 13 months) or less at the time of purchase. The Fund may also invest in securities that have features that reduce their maturities to 397 days or less at the time of purchase.

Because a majority of investors in the Fund will issue standing orders to 'sweep' cash balances into the Fund, the Fund may receive significant purchase orders late in the day, which may impact the Fund's ability to remain fully invested. To assist the Fund in remaining fully invested, the Fund and the investment advisor may jointly enter into repurchase agreements and other investments with non-affiliated banks, broker-dealers or other issuers with respect to amounts estimated to be received on any day. Such investments will be allocated between the Fund and the investment advisor in such a manner as to maximize the investment of cash by the Fund.

PRINCIPAL INVESTMENTS

The Fund invests in US Treasuries, including but not limited to Treasury bills, notes and bonds, US Government Obligations and repurchase agreements collateralized by such obligations. The Fund may invest in securities paying a fixed, variable or floating interest rate. In a repurchase agreement, the Fund buys securities at one price with a simultaneous agreement to sell back the securities at a future date at an agreed-upon price. The Fund may invest up to 10% of its total assets in other money market mutual funds in accordance with applicable regulations.

The Fund may invest in obligations with remaining maturities of 397 days or less at the time of purchase so that the dollar-weighted average maturity of the Fund remains at 90 days or less.

RISKS

Below we set forth some of the prominent risks associated with 'government' money market mutual funds, and we detail our approaches to contain them. Although we attempt to assess the likelihood that these risks may actually occur and to limit them, we make no guarantee that we will succeed. If a security no longer meets the Fund's requirements, we will attempt to sell that security within a reasonable time, unless selling the security would not be in the Fund's best interest.

Primary Risks

Interest Rate Risk. Money market instruments, like all debt securities, face the risk that the securities will decline in value because of changes in interest rates. Generally, investments subject to interest rate risk will decrease in value when interest rates rise and increase when interest rates decline. To minimize such price fluctuations, the Fund adheres to the following practices:

.. We limit the dollar-weighted average maturity of the securities held by the Fund to 90 days or less. Generally, rates of short-term investments fluctuate less than longer-term bonds.

..  We primarily buy securities with remaining maturities of 13 months or less.

Market Risk. Although individual securities may outperform their market, the entire market may decline as a result of rising interest rates, regulatory developments or deteriorating economic conditions.



--------------------------------------------------------------------------------

                      A Detailed Look at Treasury and Agency Fund Institutional


Security Selection Risk. While the Fund invests in short-term securities, which by nature are relatively stable investments, the risk remains that the securities we have selected will not perform as expected. This, in turn, could cause the Fund's returns to lag behind those of similar money market funds.

Repurchase Agreement Risk. A repurchase agreement exposes the Fund to the risk that the party that sells the securities defaults on its obligation to repurchase them. In this circumstance, the Fund can lose money because:

..  it cannot sell the securities at the agreed-upon time and price; or

..  the securities lose value before they can be sold.

The Fund seeks to reduce this risk by monitoring the creditworthiness of the sellers with whom it enters into repurchase agreements. The Fund also monitors the value of the securities to ensure that they are at least equal to the total amount of the repurchase obligations, including interest and accrued interest.

MANAGEMENT OF THE FUND

Deutsche Asset Management is the marketing name in the US for the asset management activities of Deutsche Bank AG, Deutsche Investment Management Americas Inc, Deutsche Bank Securities, Inc., Scudder Trust Company, Deutsche Asset Management, Inc. ('DeAM, Inc.'), Deutsche Asset Management Investment Services Limited ('DeAMIS') and Deutsche Bank Trust Company Americas.

Board of Trustees. The Fund's shareholders, voting in proportion to the number of shares each owns, elect a Board of Trustees, and the Trustees supervise all the Fund's activities on their behalf.

Investment Advisor. Under the supervision of the Board of Trustees, DeAM, Inc., with headquarters at 280 Park Avenue, New York, NY 10017, acts as the Fund's investment advisor. As investment advisor, DeAM, Inc. makes the Fund's investment decisions. It buys and sells securities for the Fund and conducts the research that leads to the purchase and sale decisions. DeAM, Inc. is also responsible for selecting brokers and for negotiating brokerage commissions and dealer charges. On April 30, 2001 the investment advisor to the Fund changed to DeAM, Inc. from Deutsche Bank Trust Company Americas, formerly Bankers Trust Company, an affiliate of DeAM, Inc. The investment advisor received a fee of 0.15% of the Fund's average daily net assets for its services in the last fiscal year.

DeAM, Inc. provides a full range of investment advisory services to institutional and retail clients, and as of March 31, 2002, managed approximately $97 billion in assets.

DeAM, Inc. is a wholly owned subsidiary of Deutsche Bank AG, an international commercial and investment banking group. Deutsche Bank AG is a major global banking institution that is engaged in a wide range of financial services, including investment management, mutual fund, retail, private and commercial banking, investment banking and insurance.

Other Services. Investment Company Capital Corp. ('ICCC'), also an affiliate of DeAM, Inc., provides administrative services--such as portfolio accounting, legal services and others--for the Fund. In addition, ICCC performs the functions necessary to establish and maintain your account. Besides setting up the account and processing your purchase and sale orders, these functions include:

..  keeping accurate, up-to-date records for your individual Fund account;

..  implementing any changes you wish to make in your account information;

..  processing your requests for cash dividends and distributions from the Fund;

.. answering your questions on the Fund's investment performance or administration;

..  sending proxy reports and updated prospectus information to you; and

..  collecting your executed proxies.

CALCULATING THE FUND'S SHARE PRICE

We calculate the price of the Fund's shares (also known as the 'Net Asset Value' or 'NAV') at 3:00 p.m. Eastern time each day the Fund is open for business. On the day before certain holidays are observed, the bond markets or other primary trading markets for the Fund may close early. The Fund may also close early on the day after Thanksgiving and the day before Christmas Eve. If the Bond Market Association recommends an early close of the bond markets, the Fund also may close early. You may call the Deutsche Asset Management Service Center at 1-800-730-1313 for additional information about whether the Fund will close before a particular holiday. On days the Fund closes early:

..  All orders received prior to the Fund's close will be processed as of the time the Fund's NAV is next calculated.
--------------------------------------------------------------------------------
Generally the Fund is open every week, Monday through Friday, except when the following holidays are celebrated: New Year's Day, Martin Luther King, Jr. Day (the third Monday in January), Presidents' Day (the third Monday in February), Good Friday, Memorial Day (the last Monday in May), Independence Day, Labor Day (the first Monday in September), Columbus Day (the second Monday in October), Veterans' Day (November 11), Thanksgiving Day (the fourth Thursday in November) and Christmas Day. Generally, on days when the New York Stock Exchange closes early the Fund will calculate its net asset value at the time of closing. The Fund may accept purchase or sale orders on days other than the days listed above, if the New York Stock Exchange is closed due to unforeseeable circumstances, but the 'Fed wire' is open, the primary trading markets for the Fund's portfolio instruments are open and the Fund's management believes there is adequate liquidity.


--------------------------------------------------------------------------------

A Detailed Look at Treasury and Agency Fund Institutional




.. Redemption orders received after the Fund's close will be processed as of the time the Fund's NAV is next calculated.

.. Purchase orders received after the Fund's close will be processed the next business day.

The Fund uses the amortized cost method to account for any premiums or discounts above or below the face value of any securities it buys. This method writes down the premium--or marks up the discount--at a constant rate until maturity. It does not reflect daily fluctuations in market value. The Fund's Net Asset Value will normally be $1.00 a share.

When price quotations for a particular security are not readily available or may be unreliable, we determine its value by the method we believe most accurately reflects its current fair value under procedures adopted in good faith by and under the general supervision of the Board of Trustees.

DIVIDENDS AND DISTRIBUTIONS

The Fund declares dividends from its net income daily and pays the dividends on a monthly basis. The Fund reserves the right to include in the daily dividend any short-term capital gains on securities that it sells. The Fund may also pay dividends and capital gains distributions at other times if necessary for the Fund to avoid federal income or excise tax. The Fund automatically reinvests all dividends and distributions in shares of the Fund, unless you elect to have your dividends and distributions reinvested in shares of another Deutsche Asset Management mutual fund or elect to receive them in cash. To make either election, complete the appropriate section of the application or notify the Service Center or your service agent at least five days before the date on which the next dividend or distribution will be paid.

TAX CONSIDERATIONS

The following summary is based on current tax laws that may change. The tax considerations for tax-deferred accounts, non-taxable entities and non-US investors may be different. Because tax circumstances for each investor are unique and tax laws are subject to change, you should consult with your tax advisor before investing.

If you are a taxable shareholder, you and other taxable shareholders pay federal, state and local taxes on the income dividends or capital gain distributed by the Fund. Your taxes will vary from year to year, based on the amount of dividends and capital gain distributions paid out by the Fund. Every year the Fund will send you information on the tax status of dividends and distributions paid the previous year. You may owe taxes whether you receive cash or choose to have dividends and distributions reinvested.

Dividends and distributions usually have the following tax status:


                Transaction             Tax Status
                Income dividends        Ordinary income
                -----------------------------------------------
                Short-term capital gain Ordinary income
                  distributions*
                -----------------------------------------------
                Long-term capital gain  Long-term capital gains
                  distributions*
                -----------------------------------------------
 *Whether a capital gain distribution is considered short-term or long-term does not depend on how long you own your shares.

By law, the Fund must withhold a portion of your taxable distributions, dividends and sales proceeds equal to the current backup withholding tax rate, if you do not provide your correct social security or taxpayer identification number along with the certifications required by the IRS, or if the IRS instructs the Fund to do so.

BUYING AND SELLING FUND SHARES

It is expected that the majority of investors in the Fund will issue standing orders, effective each day on which the Fund is open, to 'sweep' into the Fund cash balances remaining in accounts at the Fund's custodian or its affiliates.

Three copies of a Subscription Agreement for use in subscribing to purchase shares of the Fund accompany delivery of this Memorandum to prospective investors. In order to purchase shares of the Fund, a prospective investor must satisfactorily complete, execute and deliver each copy of the Subscription Agreement to Deutsche Bank Trust Company Americas, 280 Park Avenue, New York, New York 10017, and the purchase must be accepted by the Fund's Placement Agent, ICC Distributors, Inc.

Important Information About Buying and Selling Shares

.. After we receive your order, we buy or sell your shares at the next price calculated on a day the Fund is open for business.

..  We do not pay dividends on shares the day they are sold.

.. We remit proceeds from the sale of shares in US dollars (unless the redemption is so large that it is made 'in-kind').

..  We do not issue share certificates.

.. The Fund reserves the right to reject purchases of Fund shares (including purchases that are part of an exchange) for any reason. The Fund reserves the right to suspend or postpone redemptions during periods when: 1) the New York Stock Exchange is closed; 2) trading on the New York Stock Exchange is restricted; or 3) an emergency exists that prohibits the Fund from disposing of its portfolio securities or pricing its shares.



--------------------------------------------------------------------------------

                      A Detailed Look at Treasury and Agengy Fund Institutional

..  Because Deutsche Bank Trust Company Americas is the Fund's custodian and
   Investment Company Capital Corp. is the Fund's Administrator and Transfer Agent, funds may be transferred directly between the Fund and a customer account held with the custodian without incurring the additional costs or delays associated with a wire transfer.

.. Account Statements and Fund Reports: We or your service agent will furnish you with a written confirmation of every transaction that affects your account balance. You will also receive periodic statements reflecting the balances in your account. We will send you a semi-annual and annual report on your fund's overall performance, its current holdings and its investing strategies.


--------------------------------------------------------------------------------

A Detailed Look at Treasury and Agency Fund Institutional


The table below provides a picture of the Fund's financial performance since inception. Certain information selected reflects financial results for a single Fund share. The total returns in the table represent the rates of return that an investor would have earned on an investment in the Fund, assuming reinvestment of all dividends and distributions. This information has been audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is included in the Fund's annual report. The annual report is available free of charge by calling the Deutsche Asset Management Service Center at 1-800-730-1313.

Financial Highlights

                                                                                             For the Period
                                                   For the Years Ended December 31,        Dec. 1, 19971 to
                                             2001        2000         1999         1998       Dec. 31, 1997
Per share operating performance:

Net asset value, beginning of period        $1.00       $1.00        $1.00        $1.00               $1.00
---------------------------------------------------------------------------------------------------------------
Income from investment operations

Net investment income                        0.04        0.06         0.05         0.05              0.0046
---------------------------------------------------------------------------------------------------------------
Net realized gain (loss) from
 investment transactions                     0.00/2/    (0.00)/2/    (0.00)/2/     0.00/2/             0.00/2/
---------------------------------------------------------------------------------------------------------------
Total from investment operations             0.04        0.06         0.05         0.05              0.0046
---------------------------------------------------------------------------------------------------------------
Distributions to shareholders

Net investment income                       (0.04)      (0.06)       (0.05)       (0.05)            (0.0046)
---------------------------------------------------------------------------------------------------------------
Net asset value, end of period              $1.00       $1.00        $1.00        $1.00               $1.00
---------------------------------------------------------------------------------------------------------------
Total investment return                      3.94%       6.27%        4.97%        5.33%               0.46%
---------------------------------------------------------------------------------------------------------------
Supplemental data and ratios:

Net assets, end of period (000s omitted) $489,841    $523,552     $638,866     $488,226             $94,386
---------------------------------------------------------------------------------------------------------------
Ratios to average net assets:
Net investment income                        3.91%       6.06%        4.86%        5.24%               5.43%/3/
---------------------------------------------------------------------------------------------------------------
Expenses after waivers and/or
 reimbursements                              0.16%       0.16%        0.16%        0.16%               0.16%/3/
---------------------------------------------------------------------------------------------------------------
Expenses before waivers and/or
 reimbursements                              0.26%       0.27%        0.26%        0.27%               0.97%/3/
---------------------------------------------------------------------------------------------------------------

 /1/ The Fund's inception date.
 /2/ Less than $0.01 per share.
 /3/ Annualized.


--------------------------------------------------------------------------------

Additional information about each Fund's investments is available in the Fund's annual and semi-annual reports to shareholders. In the Fund's annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

You can find more detailed information about each Fund in the current Statement of Additional Information, dated April 30, 2002, which we have filed electronically with the Securities and Exchange Commission (SEC) and which is incorporated by reference into this Prospectus. To receive your free copy of the Statement of Additional Information, the annual or semi-annual report, or if you have questions about investing in a Fund, write to us at:

                   Deutsche Asset Management Service Center
                   P.O. Box 219210 Kansas City, MO 64121-9210
or call our toll-free number: 1-800-730-1313

You can find reports and other information about each Fund on the EDGAR Database on the SEC website (http://www.sec.gov), or you can get copies of this information, after payment of a duplicating fee, by electronic request at publicinfo@sec.gov or by writing to the Public Reference Section of the SEC, Washington, DC 20549-0102. Information about each Fund, including its Statement of Additional Information, can be reviewed and copied at the SEC's Public Reference Room in Washington, DC. For information on the Public Reference Room, call the SEC at 202-942-8090.



Treasury and Agency Fund Institutional                             1664PRO (04/02)
BT Institutional Funds                                             811-6071

Distributed by:
ICC Distributors, Inc.

                            DO NOT COPY OR CIRCULATE

         Investor __________________________________________ Copy #_____


                CONFIDENTIAL STATEMENT OF ADDITIONAL INFORMATION

                                                                  April 30, 2002

BT Institutional Funds

Treasury and Agency Fund Institutional
(formerly, the Treasury Assets Fund Institutional)

BT Institutional Funds (the "Trust") is an open-end management investment company that offers investors a selection of investment portfolios, each having distinct investment objectives and policies. This Confidential Statement of Additional Information ("SAI") relates to Treasury and Agency Fund Institutional (the "Fund"). On April 30, 2002, the Fund changed its name from the Treasury Assets Fund Institutional to the Treasury and Agency Fund Institutional.

Shares of the Fund are sold by ICC Distributors, Inc. ("ICC Distributors"), the Trust's Distributor (and the Fund's Placement Agent), primarily to clients and customers of Deutsche Asset Management, Inc. ("DeAM, Inc."). DeAM, Inc. serves as the Fund's investment advisor (the "Advisor").

THE SECURITIES DESCRIBED IN THIS SAI ARE OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAVE NOT BEEN REGISTERED WITH OR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY OF ANY JURISDICTION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CONFIDENTIAL SAI. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SHARES OF THE FUND ARE BEING OFFERED ONLY TO INVESTORS WHO QUALIFY AS BOTH (1) ACCREDITED INVESTORS AS DEFINED UNDER REGULATION D UNDER THE SECURITIES ACT AND
(2) INSTITUTIONAL INVESTORS. SHARES OF THE FUND ARE NOT BEING OFFERED TO INDIVIDUALS OR TO ENTITIES ORGANIZED FOR THE PURPOSE OF INVESTING ON BEHALF OF INDIVIDUALS. NO RESALE OF SHARES MAY BE MADE UNLESS THE SHARES ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THIS SAI HAS BEEN PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE INFORMATION OF THE RECIPIENT AND MAY NOT BE REPRODUCED, PROVIDED TO OTHERS OR USED FOR ANY OTHER PURPOSE.

INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY MEET CERTAIN FINANCIAL REQUIREMENTS AND THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS, RISKS AND MERITS OF AN INVESTMENT IN THE FUND.

The Fund's Confidential Private Offering Memorandum, which may be amended from time to time, is dated April 30, 2002. The Confidential Private Offering Memorandum provides the basic information investors should know before investing, and may be obtained without charge by calling the Fund at 1-800-730-1313. This SAI, which is not a Confidential Private Offering Memorandum, is intended to provide additional information regarding the activities and operations of the Fund and should be read in conjunction with the Confidential Private Offering Memorandum. Capitalized terms not otherwise defined in this Confidential Statement of Additional Information have the meanings accorded to them in the Fund's Confidential Private Offering Memorandum.

The Fund's audited Annual Report dated December 31, 2001, which either accompanies this SAI or has previously been provided to the investor to whom this SAI is being sent, is incorporated herein by reference.

Copies of the Annual Report and information regarding the Fund's current performance may be obtained by writing or telephoning: DeAM, Inc., 280 Park Avenue, New York, New York 10017, 1-800-730-1313.

                               Investment Advisor
                         DEUTSCHE ASSET MANAGEMENT, INC.

                                  Administrator
                        INVESTMENT COMPANY CAPITAL CORP.

                                Placement Agent
                             ICC DISTRIBUTORS, INC.
                                 1-800-730-1313

                                TABLE OF CONTENTS

                                                                            PAGE
INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS ...........................   1
INVESTMENT OBJECTIVE ......................................................   1
INVESTMENT POLICIES .......................................................   1
INVESTMENT RESTRICTIONS ...................................................   5
FUND TURNOVER .............................................................   6
FUND TRANSACTIONS .........................................................   6
NET ASSET VALUE ...........................................................   7
PURCHASE AND REDEMPTION INFORMATION .......................................   8
MANAGEMENT OF THE TRUST AND FUND ..........................................   8
TRUSTEES OF THE TRUST .....................................................   9
TRUSTEE OWNERSHIP IN THE FUND .............................................   11
TRUSTEE COMPENSATION TABLE ................................................   13
CODE OF ETHICS ............................................................   14
INVESTMENT ADVISOR ........................................................   15
ADMINISTRATOR .............................................................   16
CUSTODIAN AND TRANSFER AGENT ..............................................   17
COUNSEL AND INDEPENDENT ACCOUNTANTS .......................................   17
ORGANIZATION OF THE TRUST .................................................   18
TAXES .....................................................................   19
PERFORMANCE INFORMATION ...................................................   19
FINANCIAL STATEMENTS ......................................................   20
APPENDIX ..................................................................   21

                 INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS

                              Investment Objective

The Fund seeks a high level of current income consistent with liquidity and the preservation of capital. The Fund will attempt to achieve its investment objectives by investing only in (a) Treasuries, including but not limited to Treasury bills, notes and bonds, (b) U.S. Government Obligations and (c) repurchase agreements collateralized by such obligations. There can, of course, be no assurance that the Fund will achieve its investment objective. The Fund will maintain at least 80% of its investments, determined at the time of purchase, in US Treasuries or repurchase agreements collateralized by US Treasuries and obligations issued by US government agencies and instrumentalities. The Fund will notify its shareholders 60 days prior to a change in its investment policy.

                               Investment Policies

The following is a discussion of the various investments of and techniques employed by the Fund.

U.S. Government Securities. The Fund may invest in obligations issued or guaranteed by the U.S. government and include: (1) direct obligations of the U.S. Treasury and (2) obligations issued by U.S. government agencies and instrumentalities. Included among direct obligations of the U.S. are Treasury Bills, Treasury Notes and Treasury Bonds, which differ in terms of their interest rates, maturities and dates of issuance. Treasury Bills have maturities of less than one year, Treasury Notes have maturities of one to 10 years and Treasury Bonds generally have maturities of greater than 10 years at the date of issuance. Included among the obligations issued by agencies and instrumentalities of the U.S. are: instruments that are supported by the full faith and credit of the U.S. (such as certificates issued by the Government National Mortgage Association ("GNMA" or "Ginnie Mae")); instruments that are supported by the right of the issuer to borrow from the U.S. Treasury (such as securities of Federal Home Loan Banks); and instruments that are supported by the credit of the instrumentality (such as Federal National Mortgage Association ("FNMA" or "Fannie Mae") and Federal Home Loan Mortgage Corporation ("FHLMC" or "Freddie Mac")).

Other U.S. government securities the Fund may invest in include (but are not limited to) securities issued or guaranteed by the Federal Housing Administration, Farmers Home Loan Administration, Export-Import Bank of the U.S., Small Business Administration, General Services Administration, Central Bank for Cooperatives, Federal Farm Credit Banks, Federal Intermediate Credit Banks, Federal Land Banks, Maritime Administration, Tennessee Valley Authority, District of Columbia Armory Board and Student Loan Marketing Association. Because the U.S. government is not obligated by law to provide support to an instrumentality it sponsors, the Fund will invest in obligations issued by such an instrumentality only if the Advisor determines that the credit risk with respect to the instrumentality does not make its securities unsuitable for investment by the Fund.

The Fund may also invest in separately traded principal and interest component of securities guaranteed or issued by the U.S. government or its agencies, instrumentalities or sponsored enterprises if such components trade independently under the Separate Trading of Registered Interest and Principal of Securities program ("STRIPS") or any similar program sponsored by the U.S. government. STRIPS are sold as zero coupon securities.

Repurchase Agreements. The Fund may engage in repurchase agreement transactions with members of the Federal Reserve System, certain non-U.S. banks and certain non-bank entities, including government securities dealers approved by the fund's Advisor. Under the terms of a typical repurchase agreement, the Fund would acquire any underlying security for a relatively short period (usually not more than one week), subject to an obligation of the seller to repurchase, and the Fund to resell, the obligation at an agreed price and time, thereby determining the yield during the Fund's holding period. This arrangement results in a fixed rate of return that is not subject to market fluctuations during the Fund's holding period. The value of the underlying securities will be at least equal at all times to the total amount of the repurchase obligations, including interest. The Fund bears a risk of loss in the event of default by or bankruptcy of the other party to a repurchase agreement. The Fund may be delayed in, or prevented from, exercising its rights to dispose of the collateralized securities. To the extent that, in the meantime, the value of the securities repurchased had decreased or the value of the securities had increased, the Fund could experience a loss. The Advisor reviews the creditworthiness of those banks and dealers with which the Fund enters into repurchase agreements and monitors on an ongoing basis the value of the securities subject to repurchase agreements to ensure that it is maintained at the required level. A repurchase agreement is considered to be a loan under the 1940 Act.

Reverse Repurchase Agreements. The Fund may borrow funds by, among other things, agreeing to sell portfolio securities to financial institutions that meet the standards described under "Repurchase Agreements" and to repurchase them at a mutually agreed date and price (a "reverse repurchase agreement"). The Fund may enter into reverse repurchase agreements with banks and domestic broker-dealers. At the time the Fund enters into a reverse repurchase agreement it will identify on its books cash or liquid securities having a value equal to the repurchase price, including accrued interest. The marked assets will be marked-to-market daily and additional assets will be marked on any day in which the assets fall below the repurchase price (plus accrued interest). The Fund's liquidity and ability to manage its assets might be affected when it sets aside cash or portfolio securities to cover such commitments. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Fund may decline below the repurchase price of those securities. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund's obligation to repurchase the securities, and the Fund's use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Reverse repurchase agreements are considered to be borrowings by the Fund.

When-Issued and Delayed-Delivery Securities. The Fund may purchase securities on a when-issued or delayed delivery basis. Delivery of and payment for these securities can take place a month or more after the date of the purchase commitment. The payment obligation and the interest rate that will be received on when-issued and delayed-delivery securities are fixed at the time the buyer enters into the commitment. Due to fluctuations in the value of securities purchased or sold on a when-issued or delayed-delivery basis, the yields obtained on such securities may be higher or lower than the yields available in the market on the dates when the investments are actually delivered to the buyers. When-issued securities may include securities purchased on a "when, as and if issued" basis, under which the issuance of the security depends on the occurrence of a subsequent event, such as approval of a merger, corporate reorganization or debt restructuring. The value of such securities is subject to market fluctuation during this period and no interest or income, as applicable, accrues to the Fund until settlement takes place. At the time the Fund makes the commitment to purchase securities on a when-issued or delayed delivery basis, it will record the transaction, reflect the value each day of such securities in determining its net asset value and, if applicable, calculate the maturity for the purposes of average maturity from that date. At the time of settlement a when-issued security may be valued at less than the purchase price. To facilitate such acquisitions, the Fund identifies on its books cash or liquid assets in an amount at least equal to such commitments. It may be expected that the Fund's net assets will fluctuate to a greater degree when it sets aside portfolio securities to cover such purchase commitments than when it sets aside cash. On delivery dates for such transactions, the Fund will meet its obligations from maturities or sales of the segregated securities and/or from cash flow. If the Fund chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. When the Fund engages in when-issued or delayed-delivery transactions, it relies on the other party to consummate the trade. Failure of the seller to do so may result in the Fund's incurring a loss or missing an opportunity to obtain a price considered to be advantageous.

Quality and Maturity of the Fund's Securities. The Fund will maintain a dollar-weighted average maturity of 90 days or less. All securities in which the Fund invests will have, or be deemed to have, remaining maturities of 397 days or less on the date of their purchase and will be denominated in U.S. dollars. The Advisor, acting under the supervision of and procedures adopted by the Board of Trustees of the Fund, will also determine that all securities purchased by the Fund present minimal credit risks. The Advisor will cause the Fund to dispose of any security as soon as practicable if the security is no longer of the requisite quality, unless such action would not be in the best interest of the Fund. High-quality, short-term instruments may result in a lower yield than instruments with a lower quality or longer term.

lliquid Securities. Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), securities which are otherwise not readily marketable and repurchase agreements having a maturity of longer than seven days. Securities which have not been registered under the 1933 Act are referred to as private placements or restricted securities and are purchased directly from the issuer or in the secondary market. Investments in non-publicly traded securities (including Rule 144A Securities) may involve a high degree of business and financial risk and may result in substantial losses. These securities may be less liquid than publicly traded securities, and it may take longer to liquidate these positions than would be the case for publicly traded securities. Companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements applicable to companies whose securities are publicly traded. Limitations on resale may have an adverse effect on the marketability of portfolio securities and a mutual fund might be unable to dispose of restricted or other illiquid securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions within seven days. An investment in illiquid securities is subject to the risk that, should the Fund desire to sell any of these securities when a ready buyer is not available at a price that is deemed to be representative of their value, the value of the Fund's net assets could be adversely affected.

Mutual funds do not typically hold a significant amount of these restricted or other illiquid securities because of the potential for delays on resale and uncertainty in valuation. A mutual fund might also have to register such restricted securities in order to dispose of them resulting in additional expense and delay. Adverse market conditions could impede such a public offering of securities.

A large institutional market has developed for certain securities that are not registered under the 1933 Act, including repurchase agreements, commercial paper, non-U.S. securities, municipal securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer's ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale of such investments to the general public or to certain institutions may not be indicative of their liquidity.

The SEC has adopted Rule 144A, which allows a broader institutional trading market for securities otherwise subject to restriction on their resale to the general public. Rule 144A establishes a "safe harbor" from the registration requirements of the 1933 Act for resales of certain securities to qualified institutional buyers. The Advisor anticipates that the market for certain restricted securities such as institutional commercial paper will expand further as a result of this regulation and the development of automated systems for the trading, clearance and settlement of unregistered securities of domestic and non-U.S. issuers, such as the PORTAL System sponsored by the National Association of Securities Dealers, Inc.

An investment in Rule 144A Securities will be considered illiquid and therefore subject to the Fund's limit on the purchase of illiquid securities unless the Advisor determines that the Rule 144A Securities are liquid. In reaching liquidity decisions, the Advisor may consider, inter alia, the following factors: (i) the unregistered nature of the security; (ii) the frequency of trades and quotes for the security; (iii) the number of dealers wishing to purchase or sell the security and the number of other potential purchasers; (iv) dealer undertakings to make a market in the security and (v) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer). Investing in Rule 144A Securities could have the effect of increasing the level of illiquidity in the Fund to the extent that qualified institutional buyers are unavailable or uninterested in purchasing such securities from the Fund. The Board has adopted guidelines and delegated to the Advisor the daily function of determining and monitoring the liquidity of Rule 144A Securities, although the Board will retain ultimate responsibility for any liquidity determinations.

Rating Services. The ratings of Moody's Investor Service, Standard & Poor's Rating Services ("S&P") and Fitch Investors Service represent their opinions as to the quality of the securities that they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and are not absolute standards of quality. Although these ratings are an initial criterion for selection of fund investments, the Advisor also makes its own evaluation of these securities, subject to review by the Board of Trustees. After purchase by the Fund, an obligation may cease to be rated or its rating may be reduced below the minimum required for purchase by the Fund. Neither event would require the Fund to eliminate the obligation from its portfolio, but the Advisor will consider such an event in its determination of whether the Fund should continue to hold the obligation. A description of the ratings categories of Moody's and S&P is set forth in the Appendix to this SAI.

                             Investment Restrictions

The investment restrictions below have been adopted by the Trust with respect to the Fund, as fundamental policies. Under the Investment Company Act of 1940, as amended (the "1940 Act"), a "fundamental" policy may not be changed without the "vote of a majority of the outstanding voting securities" of the Fund, which is defined in the 1940 Act as the lesser of (a) 67% or more of the shares of the Fund present at a shareholder meeting of the Fund if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding shares of the Fund. The percentage limitations contained in the restrictions listed below apply at the time of the purchase of the securities.

As a matter of fundamental policy, the Fund may not:

     1. Borrow money or mortgage or hypothecate assets of the Fund, except that in an amount not to exceed 5% of the current value of the Fund's total assets, it may borrow money as a temporary measure for extraordinary or emergency purposes and enter into reverse repurchase agreements or dollar roll transactions, and except that it may pledge, mortgage or hypothecate not more than 5% of such assets to secure such borrowings (it is intended that money would be borrowed only from banks or through reverse repurchase agreements and only either to accommodate redemption requests while effecting an orderly liquidation of portfolio securities or to maintain liquidity in the event of an unanticipated failure to complete a portfolio security transaction or other similar situations), provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered a pledge of assets for purposes of this restriction and except that assets may be pledged to secure letters of credit solely for the purpose of participating in a private insurance company sponsored by the Investment Company Institute.

     2. Underwrite securities issued by other persons except insofar as the Trust or the Fund may technically be deemed an underwriter under the Securities Act of 1933, as amended (the "1933 Act"), in selling a portfolio security;

     3. Make loans to other persons except (a) through the use of repurchase agreements, (b) making loans of portfolio securities or (c) by purchasing a portion of an issue of debt securities of types distributed publicly or privately;

     4. Purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein, interests in oil, gas or mineral leases, commodities or commodity contracts (except futures and option contracts), except that the Fund may hold and sell, for the Fund's portfolio, real estate acquired as a result of the Fund's ownership of securities;

     5. Concentrate its investments in any particular industry (excluding Treasuries and U.S. Government Obligations); and

     6. Issue any "senior security" (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered to be the issuance of a senior security for purposes of this restriction.

     7. With respect to the Fund's (Portfolio's) total assets, invest more than 5% of its total assets in the securities of any one issuer (excluding cash and cash-equivalents, U.S. government securities and the securities of other investment companies) or own more than 10% of the voting securities of any issuer.

Notwithstanding the foregoing policies, the Fund has no present intention of engaging in transactions involving dollar rolls, futures and options contracts or loans of portfolio securities. The Fund will only engage in such transactions upon approval of the Board of Trustees and appropriate disclosure to investors.

Additional Restrictions. The Fund will not invest more than an aggregate of 10% of its net assets (taken at current value) in (i) securities that cannot be readily resold to the public because of legal or contractual restrictions or because there are no market quotations readily available or (ii) other "illiquid" securities (including time deposits and repurchase agreements maturing in more than seven calendar days); provided, however, that nothing in this investment restriction shall prevent the Trust from investing all or part of the Fund's assets in an open-end management investment company with the same investment objectives as the Fund.

                                  Fund Turnover

The Fund may attempt to increase yield by trading to take advantage of short-term market variations, which results in higher portfolio turnover. However, this policy does not result in higher brokerage commissions to the Fund as the purchases and sales of portfolio securities are usually effected as principal transactions. The Fund's turnover rate is not expected to have a material effect on their income and have been and is expected to be zero for regulatory reporting purposes.

                                Fund Transactions

Decisions to buy and sell securities and other financial instruments for the Fund are made by the Advisor, which also is responsible for placing these transactions, subject to the overall review of the Trust's Board of Trustees. Although investment requirements for the Fund are reviewed independently from those of the other accounts managed by the Advisor, investments of the type the Fund may make may also be made by these other accounts. When the Fund and one or more other accounts managed by the Advisor are prepared to invest in, or desire to dispose of the same security or other financial instrument, available investments or opportunities for sales will be allocated in a manner believed by the Advisor to be equitable to each. In some cases, this procedure may affect adversely the price paid or received by the Fund or the size of the position obtained or disposed of by the Fund.

Purchases and sales of securities on behalf of the Fund will be principal transactions. These securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. The cost of securities purchased from underwriters includes an underwriting commission or concession and the prices at which securities are purchased from and sold to dealers include a dealer's mark-up or mark-down. U.S. Government Obligations are generally purchased from underwriters or dealers, although certain newly issued U.S.

Government Obligations may be purchased directly from the U.S. Treasury or from the issuing agency or instrumentality.

Over-the-counter purchases and sales are transacted directly with principal market makers except in those cases in which better prices and executions may be obtained elsewhere. Principal transactions are not entered into with persons affiliated with the Fund except pursuant to exemptive rules or orders adopted by the SEC. Under rules adopted by the SEC, broker-dealers may not execute transactions on the floor of any national securities exchange for the accounts of affiliated persons, but may effect transactions by transmitting orders for execution.

In selecting dealers to execute portfolio transactions on behalf of the Fund, the Advisor seeks the best overall terms available. In assessing the best overall terms available for any transaction, the Advisor will consider the factors it deems relevant, including the breadth of the market in the investment, the price of the investment and the financial condition and execution capability of the dealer for the specific transaction and on a continuing basis. In addition, the Advisor is authorized, in selecting parties to execute a particular transaction and in evaluating the best overall terms available, to consider the "brokerage services," but not "research services" (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund.

                                 NET ASSET VALUE

The Confidential Private Offering Memorandum discusses the time at which the NAV per share of the Fund is determined for purposes of sales and redemptions.

The valuation of the Fund's securities is based on their amortized cost, which does not take into account unrealized capital gains or losses. Amortized cost valuation involves initially valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, generally without regard to the impact of fluctuating Interest rates on the market value of the instrument. Although this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Fund would receive if it sold the instrument.

The Fund's use of the amortized cost method of valuing its securities is permitted by a rule adopted by the SEC. Under this rule, the Fund must maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase only instruments having remaining maturities of 397 days or less (as determined under the rule), and invest only in securities determined by or under the supervision of the Trust's Board of Trustees to present minimal credit risks.

Pursuant to the rule, the Trust's Board of Trustees also has established procedures designed to allow investors in the Fund to establish, to the extent reasonably possible, the investors' price per share as computed for the purpose of sales and redemptions at $1.00. These procedures include review of the Fund's holdings by the Trust's Board of Trustees, at such intervals as it deems appropriate, to determine whether the value of the Fund's assets calculated by using available market quotations or market equivalents deviates from such valuation based on amortized cost.

The rule also provides that the extent of any deviation between the value of the Fund's assets based on available market quotations or market equivalents and such valuation based on amortized cost must be examined by the Trust's Board of Trustees. In the event the Trust's Board of Trustees determines that a deviation exists that may result in material dilution or other unfair results to investors or existing shareholders, pursuant to the rule, the Trust's Board of Trustees must cause the Fund to take such corrective action as the Board of Trustees regards as necessary and appropriate, including: selling portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity; withholding dividends or paying distributions from capital or capital gains; redeeming shares in kind; or valuing the Fund's assets by using available market quotations.

                       PURCHASE AND REDEMPTION INFORMATION

The Fund may accept purchase or sale orders when the New York Stock Exchange is closed in certain limited circumstances, such as in response to an unexpected situation that causes the New York Stock Exchange to be closed, if the `Fed wire' is open, the primary trading markets for the Fund's portfolio instruments are open and the Fund's management believes there is adequate liquidity.

The Trust may suspend the right of redemption or postpone the date of payment for shares of the Fund during any period when: (a) trading in the Fund's primary markets is restricted by applicable rules and regulations of the SEC; (b) the Fund's primary markets are closed for other than customary weekend and holiday closings; (c) the SEC has by order permitted such suspension; or (d) an emergency exists as determined by the SEC.

Under the terms of a Placement Agent Agreement, ICC Distributors acts as Placement Agent on a `"best efforts" basis with respect to the sale of shares of the Fund. In addition to ICC Distributors' duties as Placement Agent, ICC Distributors may, in its discretion, perform additional functions in connection with transactions in the shares of the Fund.

                        MANAGEMENT OF THE TRUST AND FUND

The Trust and the Fund are governed by a Board of Trustees which is responsible for protecting the interests of investors. By virtue of the responsibilities assumed by DeAM, Inc., the Advisor and by Investment Company Capital Corp. (`ICCC), the administrator of the Trust and the Fund, neither the Trust nor the Fund require employees other than its executive officers. None of the executive officers of the Trust or the Fund devotes full time to the affairs of the Trust or the Fund.

A majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust or the Fund, as the case may be, have adopted written procedures reasonably appropriate to deal with potential conflicts of interest arising from the fact that the same individuals are Trustees of the Trust and the Fund.

The Board of Trustees is composed of persons experienced in financial matters who meet throughout the year to oversee the activities of the Fund or Fund they represent. In addition, the Trustees review contractual arrangements with companies that provide services to the Fund/Trust and review the Fund's performance.

The Trustees and officers of the Trust and the Fund, their birthdates, and their principal occupations during the past five years are set forth below. Their titles may have varied during that period.

                              Trustees of the Trust

------------------------------------------------------------------------------------------------------------------
Name, Birth date and Position  Business Experience and Directorships                       Number of Funds
        with the Trust               During the Past 5 Years                                in the Fund
                                                                                         Complex Overseen by
                                                                                              Trustee/1/
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
Independent Trustees
--------------------
------------------------------------------------------------------------------------------------------------------
Charles P. Biggar              Retired (since 1987); formerly Vice President,                      27
10/13/30                       International Business Machines ('IBM') (1975-1978) and
Trustee of BT Institutional    President, National Services and the Field Engineering
Funds since 1990.              Divisions of IBM (1976-1987).
------------------------------------------------------------------------------------------------------------------
S. Leland Dill                 Trustee, Phoenix Zweig Series Trust (since September                27
3/28/30                        1989); Trustee, Phoenix Euclid Market Neutral Fund
Trustee BT Institutional       (since May 1998); Retired (since 1986); formerly
Funds since 1999.              Partner, KPMG Peat Marwick (June 1956-June 1986);
                               Director, Vintners International Company Inc. (June
                               1989-May 1992); Director, Coutts (USA) International
                               (January 1992-March 2000); Director, Coutts Trust
                               Holdings Ltd., Director, Coutts Group (March 1991-March
                               1999); General Partner, Pemco (June 1979-June 1986).
------------------------------------------------------------------------------------------------------------------
Martin J. Gruber               Nomura Professor of Finance,  Leonard N. Stern School of            27
7/15/37                        Business,  New York  University  (since 1964);  Trustee,
Trustee BT Institutional       CREF (since  2000);  Director,  S.G.  Cowen Mutual Funds
Funds since 1999.              (since 1985);  Director,  Japan Equity Fund, Inc. (since
                               1992);  Director,  Thai Capital Fund, Inc. (since 2000);
                               Director, Singapore Fund, Inc. (since 2000).
------------------------------------------------------------------------------------------------------------------
Richard J. Herring             Jacob  Safra  Professor  of  International  Banking  and            27
2/18/46                        Professor,   Finance  Department,  The  Wharton  School,
Trustee BT Institutional       University  of  Pennsylvania  (since  1972);   Director,
Funds since 1990.              Lauder  Institute of  International  Management  Studies
                               (since    2000);    Co-Director,    Wharton    Financial
                               Institutions Center (since 2000).
------------------------------------------------------------------------------------------------------------------
Bruce E. Langton               Formerly Assistant Treasurer of IBM                                 27
5/10/31                        Corporation (until 1986); Trustee and
Trustee BT                     Member, Investment Operations Committee,
Institutional Funds            Allmerica Financial Mutual Funds (1992 to
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Name, Birth date and Position  Business Experience and Directorships                       Number of Funds
        with the Trust               During the Past 5 Years                                in the Fund
                                                                                         Complex Overseen by
                                                                                              Trustee/1/
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
 since 1990.              2001); Member, Investment Committee, Unilever US
                               Pension and Thrift Plans (1989 to 2001)/2/; Retired
                               (since 1987); Director, TWA Pilots Directed
                               Account Plan and 401(k) Plan (1988 to 2000).
------------------------------------------------------------------------------------------------------------------
Philip Saunders, Jr.           Principal, Philip Saunders Associates (Economic and                 27
10/11/35                       Financial Consulting) (since 1998); former Director,
Trustee BT Institutional       Financial Industry Consulting, Wolf & Company
Funds since 1999.              (1987-1988); President, John Hancock Home Mortgage
                               Corporation (1984-1986); Senior Vice President of
                               Treasury and Financial Services, John Hancock Mutual
                               Life Insurance Company, Inc. (1982-1986).
------------------------------------------------------------------------------------------------------------------
Harry Van Benschoten           Retired (since 1987); Corporate Vice President,  Newmont            27
2/18/28                        Mining  Corporation  (prior to 1987);  Director,  Canada
Trustee BT Institutional       Life Insurance Corporation of New York (since 1987).
Funds since 1999.
------------------------------------------------------------------------------------------------------------------
Interested Trustee
------------------
------------------------------------------------------------------------------------------------------------------
Richard T. Hale/3/             Managing Director, Deutsche Banc Alex. Brown Inc.                   27
7/17/45                        (formerly DB Alex. Brown LLC) and Deutsche Asset
Trustee BT Institutional       Management Americas (1999 to present); Director and
Funds since 1999.              President, Investment Company Capital Corp. (registered
                               investment advisor) (1996 to present).
                               Director/Trustee and President, Deutsche Asset
                               Management Mutual Funds (1989 to present); Director,
                               Deutsche Global Funds, Ltd. (2000 to present);
                               Director, CABEI Fund (2000 to present); Director, North
                               American Income Fund (2000 to present); Vice President,
                               Deutsche Asset Management, Inc. (2000 to present).
                               Chartered Financial Analyst.  Formerly, Director, ISI
                               Family of Funds.
------------------------------------------------------------------------------------------------------------------
Officers
--------
------------------------------------------------------------------------------------------------------------------
Richard T. Hale                See information provided under Interested Trustees.
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Name, Birth date and Position  Business Experience and Directorships                       Number of Funds
        with the Trust               During the Past 5 Years                                in the Fund
                                                                                         Complex Overseen by
                                                                                              Trustee/1/
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
President                      Trustees
------------------------------------------------------------------------------------------------------------------
Daniel O. Hirsch               Director,  Deutsche Asset  Management (1999 to present).
3/27/54                        Formerly,   Principal,   BT  Alex.  Brown  Incorporated,
Vice President/                (Deutsche Banc Alex. Brown Inc.),  1998-1999;  Assistant
Secretary                      General Counsel,  United States  Securities and Exchange
                               Commission, 1993-1998.
------------------------------------------------------------------------------------------------------------------
Charles A. Rizzo               Director, Deutsche Asset Management (April 2000 to
8/5/57                         present); Certified Public Accountant; Certified
Treasurer                      Management Accountant.  Formerly, Vice President and
                               Department Head, BT Alex. Brown Incorporated (Deutsche
                               Banc Alex. Brown Inc.), 1998-1999; Senior Manager,
                               Coopers & Lybrand L.L.P. (PricewaterhouseCoopers LLP),
                               1993-1998.
------------------------------------------------------------------------------------------------------------------
Amy Olmert                     Director, Deutsche Asset Management (formerly BT. Alex.
5/14/63                        Brown Inc.) ;(January 1999 to present); Certified
Assistant Secretary            Public Accountant (1989 to present).  Formerly, Vice
                               President, BT Alex. Brown Incorporated, (Deutsche Banc
                               Alex. Brown Inc.), (1997-1999); Senior Manager
                               (1992-1997), Coopers & Lybrand L.L.P.
                               (PricewaterhouseCoopers LLP), (1988-1992).
------------------------------------------------------------------------------------------------------------------

-----------
1. As of December 31, 2001 the total number of Funds in the Deutsche Asset Management Fund Complex (the "Fund Complex") is 71.
2. A publicly held company with securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.
3. Mr. Hale is a trustees who is an `Interested Person' within the meaning of
   Section 2(a)(19) of the 1940 Act. Mr. Hale is Vice President of the Portfolio's investment advisor and a Managing Director of Deutsche Asset Management, the US asset management unit of Deutsche Bank and its affiliates.

Trustee Ownership in the Fund

-------------------------------------------------------------------------------------------------------------
                                                                              Aggregate Dollar Range of
                                                                          Ownership as of December 31, 2001
                                      Dollar Range of Beneficial          in all Funds Overseen by Director
Trustee                               Ownership in the Fund/1/                   in the Fund Complex/2/
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                                              Aggregate Dollar Range of
                                                                          Ownership as of December 31, 2001
                                      Dollar Range of Beneficial          in all Funds Overseen by Director
Trustee                               Ownership in the Fund/1/                   in the Fund Complex/2/
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
Independent Trustees
--------------------
-------------------------------------------------------------------------------------------------------------
Charles P. Biggar                     None                                None
-------------------------------------------------------------------------------------------------------------
S. Leland Dill                        None                                $50,001-$100,000
-------------------------------------------------------------------------------------------------------------
Martin J. Gruber                      None                                None
-------------------------------------------------------------------------------------------------------------
Richard J. Herring                    None                                $50,001-$100,000
-------------------------------------------------------------------------------------------------------------
Bruce E. Langton                      None                                Over $100,000
-------------------------------------------------------------------------------------------------------------
Philip Saunders, Jr.                  None                                $10,001-$50,000
-------------------------------------------------------------------------------------------------------------
Harry Van Benschoten                  None                                None
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Interested Trustee
------------------
-------------------------------------------------------------------------------------------------------------
Richard T. Hale                       None                                Over $100,000
-------------------------------------------------------------------------------------------------------------

1. Securities beneficially owned as defined under the Securities Exchange Act of 1934 (the `1934 Act') include direct and or indirect ownership of securities where the trustee's economic interest is tied to the securities, employment ownership and securities when the trustee can exert voting power and when the trustee has authority to sell the securities. The dollar ranges are: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000, over $100,001.

2. The dollar ranges are: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000,
over $100,001. The funds overseen by the trustees in the Fund Complex consists of the following: BT Investment Funds, BT Institutional Funds, BT Pyramid Mutual Funds, BT Advisor Funds, Cash Management Portfolio, Treasury Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio, Capital Appreciation Portfolio, Asset Management Portfolio and BT Investment Portfolios.

As of April 9, 2002, the Trustees and officers of the Trust and the Funds owned in the aggregate less than 1% of the shares of any Fund or the Trust (all series taken together).

OWNERSHIP IN SECURITIES OF THE ADVISOR AND RELATED COMPANIES

As reported to the Fund, the information in the following table reflects ownership by the Independent Trustees and their immediate family members of certain securities as of December 31, 2001. An immediate family member can be a spouse, children residing in the same household including step and adoptive children and any dependents. The securities represent ownership in an investment advisor or principal underwriter of the Fund(s) and any persons (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment advisor or principal underwriter of the Fund(s) (including Deutsche Bank AG).

-----------------------------------------------------------------------------------------------------------------
                                                                                   Value of       Percent of

-----------------------------------------------------------------------------------------------------------------
                                                                                   Value of       Percent of
                                                                                   Securities     Class on an
                                Owner and                                          on an          Aggregate
                                Relationship to                        Title of    Aggregate      Basis
Trustee                         Trustee                Company         Class       Basis
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
Charles P. Biggar               N/A                                                None
-----------------------------------------------------------------------------------------------------------------
S. Leland Dill                  N/A                                                None
-----------------------------------------------------------------------------------------------------------------
Martin J. Gruber                N/A                                                None
-----------------------------------------------------------------------------------------------------------------
Richard J. Herring              N/A                                                None
-----------------------------------------------------------------------------------------------------------------
Bruce E. Langton                N/A                                                None
-----------------------------------------------------------------------------------------------------------------
Philip Saunders, Jr.            N/A                                                None
-----------------------------------------------------------------------------------------------------------------
Harry Van Benschoten            N/A                                                None
-----------------------------------------------------------------------------------------------------------------


                           Trustee Compensation Table

---------------------------------------------------------------------------------------
                                Aggregate Compensation      Total Compensation from
                                from BT Institutional
Trustee                         Funds*                      Fund Complex**
---------------------------------------------------------------------------------------
Charles P. Biggar               $11,399                     $62,000
---------------------------------------------------------------------------------------
S. Leland Dill                  $11,399                     $62,000
---------------------------------------------------------------------------------------
Martin Gruber                   $11,399                     $62,000
---------------------------------------------------------------------------------------
Richard J. Herring              $11,399                     $62,000
---------------------------------------------------------------------------------------
Bruce E. Langton                $11,399                     $62,000
---------------------------------------------------------------------------------------
Philip Saunders, Jr.            $11,399                     $62,000
---------------------------------------------------------------------------------------
Harry Van Benschoten            $11,399                     $62,000
---------------------------------------------------------------------------------------

*The information provided is for the BT Institutional Funds, which is comprised of eight funds, for the year ended December 31, 2001.

**Aggregated information is furnished for the Fund Complex which consists of the following: BT Investment Funds, BT Institutional Funds, BT Pyramid Mutual Funds, BT Advisor Funds, BT Investment Portfolios, Cash Management Portfolio, Treasury Money Portfolio, International Equity Portfolio, Asset Management Portfolio, Equity 500 Index Portfolio and Capital Appreciation Portfolio for the year ended December 31, 2001.

As of April 9, 2002, the following shareholders of record owned 5% or more of the outstanding shares of the Fund: Bankers Trust Company Fund Valuation Group, 34 Exchange Place, Jersey City, NJ 07302-3885 (100.00%).

Information Concerning Committees and Meetings of Trustees

The Board of Trustees of the Trust met 5 times during the fiscal year ended December 31, 2001 and each Trustee attended at least 80% of the meetings of the Board and meetings of the committees of the Board of Trustees on which such Trustee served.

Messrs. Biggar, Dill, Gruber, Herring, Langton, Saunders and Van Benschoten, comprise the Valuation Committee which was constituted to consider and act upon all questions relating to valuation of the securities in the Portfolio which may arise between meetings of the Trustees. The Trusts and Portfolio have an Audit Committee consisting of Messrs. Biggar, Dill, Gruber, Herring, Langton, Saunders and Van Benschoten. All of the members of the Audit Committee are `independent' as provided for in the applicable requirements of the 1940 Act. Mr. Dill serves as Chairman of the Audit Committee. During the fiscal year ended December 31, 2001, the Audit Committee met 4 times. In accordance with its written charter adopted by the Board of Trustees, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Portfolio and Funds. It also makes recommendations to the Board as to the selection of the independent public accountants, reviews the methods, scope and result of the audits and audit fees charged, and reviews the Funds'/Portfolio's internal accounting procedures and controls. The Audit Committee also considers the scope and amount of non-audit services provided to the Funds/Portfolio, its investment advisor and affiliates by the independent public accountants.

The Nominating Committee, which meets when necessary, consists of Messrs. Biggar, Dill, Gruber, Herring, Langton, Saunders and Van Benschoten. The Nominating Committee is charged with the duty of making all nominations for Independent Trustees to the Board of Trustees. The Nominating Committee did not meet during the fiscal year ended December 31, 2001.

                                 Code of Ethics

The Board of Trustees of the Fund has adopted a Code of Ethics pursuant to Rule 17j-1 under the 1940 Act. The Fund's Code of Ethics permits Fund personnel to invest in securities for their own accounts, but requires compliance with the Code's pre-clearance requirements (with certain exceptions). In addition, the Fund's Code of Ethics provides for trading "blackout periods" that prohibit trading by personnel within periods of trading by the Fund in the same security. The Fund's Code of Ethics also prohibits short term trading profits and personal investment in initial public offerings. The Code requires prior approval with respect to purchases of securities in private placements.

The Fund's advisor, DeAM, Inc., has also adopted a Code of Ethics. The Code of Ethics allows personnel to invest in securities for their own accounts, but requires compliance with the Code's pre-clearance requirements and other restrictions including "blackout periods" and minimum holding periods, subject to limited exceptions. The Code prohibits purchases of securities in initial public offerings (the prohibition is limited to U.S. public offerings) and requires prior approval for purchases of securities in private placements.

The Fund's principal underwriter, ICC Distributors, has adopted a Code of Ethics applicable to ICC Distributor's distribution services to registered investment companies such as the Fund. The distributor's Code of Ethics prohibits access persons and investment personnel from executing personal trades on a day during which the individual knows or should have known that a Fund has a pending "buy" or "sell" order in the same security, subject to certain exceptions. In addition, investment personnel are prohibited from executing personal trades during a "blackout" period" surrounding trades by funds for which such investment personnel made investment recommendations, subject to certain exceptions. The distributor's Code of Ethics also requires investment personnel to obtain pre-clearance for purchases of securities in an initial public offering or private placement.

                               Investment Advisor

DeAM, Inc. (or, the `Advisor') serves as the Fund's investment advisor. Prior to April 30, 2001, Deutsche Bank Trust Company Americas (`DBT Co.'), formerly Bankers Trust Company, served as the Fund's investment advisor. The Advisor is a wholly owned subsidiary of Deutsche Bank AG ("Deutsche Bank"). Deutsche Bank is a banking company with limited liability organized under the laws of the Federal Republic of Germany. Deutsche Bank is the parent company of a group of a group consisting of banks, capital markets companies, fund management companies, mortgage banks, a property finance company, installments financing and leasing companies, insurance companies, research and consultancy companies and other domestic and foreign companies.

The Advisor may have deposit, loan and other commercial banking relationships with the issuers of obligations which may be purchased on behalf of the Fund, including outstanding loans to such issuers which could be repaid in whole or in part with the proceeds of securities so purchased. Such affiliates deal, trade and invest for their own accounts in such obligations and are among the leading dealers of various types of such obligations. The Advisor has informed the Fund that, in making its investment decisions, it does not obtain or use material inside information in its possession or in the possession of any of its affiliates. In making investment recommendations for the Fund, the Advisor will not inquire or take into consideration whether an issuer of securities proposed for purchase or sale by the Fund is a customer of the Advisor, its parent or its subsidiaries or affiliates. Also, in dealing with its customers, the Advisor, its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of such customers are held by any fund managed by the Advisor or any such affiliate

The Advisor, subject to the supervision and direction of the Board of Trustees of the Fund, manages the Fund in accordance with the Fund's investment objective and stated investment policies, makes investment decisions for the Fund, places orders to purchase and sell securities and other financial instruments on behalf of the Fund and employs professional investment managers and securities analysts who provide research services to the Fund. The Advisor may utilize the expertise of any of its worldwide subsidiaries and affiliates to assist it in its role as investment advisor. All orders for investment transactions on behalf of the Fund are placed by the Advisor with brokers, dealers and other financial intermediaries that it selects, including those affiliated with the Advisor. An affiliate of the Advisor will be used in connection with a purchase or sale of an investment for the Fund only if the Advisor believes that the affiliate's charge for transaction does not exceed usual and customary levels. The Fund will not invest in obligations for which the Advisor or any of its affiliates is the ultimate obligor or accepting bank. The Fund may, however, invest in the obligations of correspondents or customers of the Advisor.

Under the Advisory Agreement, DeAM, Inc. receives a fee from the Fund, computed daily and paid monthly, at the annual rate of 0.15% the average daily net assets of the Fund.

For the period April 30, 2001 through December 31, 2001, DeAM, Inc. earned $600,451 as compensation for investment advisory services provided to the Fund. During the same period, DeAM, Inc. reimbursed $380,127to the Fund to cover expenses.

For the period January 1, 2001 through April 29, 2001, DBT Co. earned $287,146 as compensation for investment advisory services provided to the Fund. For the fiscal periods ended December 31, 2000 and 1999 DBT Co. earned $865,312 and $975,386, respectively, as compensation for investment advisory services provided to the Fund. During the same periods, DBT Co. reimbursed $210,386, $607,734 and $633,810, respectively, to the Fund to cover expenses.

The Fund's prospectus contains disclosure as to the amount of the Advisor's investment advisory and the Administrator's administration and services fees, including waivers thereof. The Advisor and the Administrator may not recoup any of its waived investment advisory or administration and services fees.

Advisory Contract Approval

     The Investment Advisory Agreement has an initial term of two years and continues in effect, from year to year thereafter if such continuance is specifically approved at least annually by the Fund's Board of Directors or by a majority of the outstanding voting securities of the Fund, and in either event, by a majority of the Independent Directors of the Fund's Board who have no direct or indirect financial interest in such agreements, with such Independent Directors casting votes in person at a meeting called for such purpose, (as defined under "Capital Stock"). In approving the continuation of the Fund's investment advisory agreement, the Board, including the Independent Directors, carefully considered (1) the nature and quality of services to be provided to the Fund; (2) the Advisor's compensation and profitability for providing such services; (3) the indirect costs and benefits of providing the advisory services; (4) the extent to which economies of scale are shared with the Fund through breakpoints or otherwise; and (5) comparative information on fees and expenses of similar mutual funds. Specifically, the Board considered the fact that the Advisor benefited, at least indirectly from certain securities lending, custody and brokerage relationships between the Fund and affiliates of the Advisor (and that the Board received information regularly about these relationships). The Board also considered the nature and extent of benefits that the Advisor received from the brokerage and research services it received from broker-dealers who executed portfolio transactions for the Fund. After requesting and reviewing such information, as they deemed necessary, the Board concluded that the continuance of advisory agreement was in the best interests of the Fund and its shareholders. The Fund or the Advisor may terminate the Investment Advisory Agreement on sixty days' written notice without penalty. The Investment Advisory Agreement will terminate automatically in the event of assignment (as defined in the 1940 Act).

                                  Administrator

Investment Company Capital Corp (`ICCC' or the `Administrator') serves as the administrator to the Fund. Prior to July 1, 2002, DBT Co. served as the administrator to the Fund. Under the administration and services agreements, ICCC is obligated on a continuous basis to provide such administrative services as the Board of Trustees of the Trust reasonably deems necessary for the proper administration of the Trust. ICCC will generally assist in all aspects of the Fund's operations; supply and maintain office facilities (which may be in ICCC's own offices), statistical and research data, data processing services, clerical, accounting, bookkeeping and recordkeeping services (including without limitation the maintenance of such books and records as are required under the 1940 Act and the rules thereunder, except as maintained by other agents of the Trust), internal auditing, executive and administrative services, and stationery and office supplies; prepare reports to shareholders or investors; prepare and file tax returns; supply financial information and supporting data for reports to and filings with the SEC and various state Blue Sky authorities, if applicable; supply supporting documentation for meetings of the Board of Trustees; provide monitoring reports and assistance regarding compliance with the Trust's Declaration of Trust, by-laws, investment objectives and policies and with applicable federal and state securities laws; arrange for appropriate insurance coverage; calculate the NAV, net income and realized capital gains or losses of the Trust; and negotiate arrangements with, and supervise and coordinate the activities of, agents and others retained to supply services.

For the period July 1, 2001 through December 31, 2001 ICCC earned $291,730 as compensation for administrative and other services provided to the Fund.

For the period January 1, 2001 through June 30, 2001 DBT Co. earned $300,002 as compensation for administrative and other services provided to the Fund. For the fiscal periods ending December 31, 2000 and 1999, DBT Co. earned $576,845 and $650,257, respectively, as compensation for administrative and other services provided to the Fund.

                          Custodian and Transfer Agent

DBT Co., 100 Plaza One, Jersey City, New Jersey 07311, serves as custodian for the Trust and as custodian for the Fund pursuant to the Administration and Services Agreements discussed above. As custodian, DBT Co. holds the Fund's and the Fund's assets. For such services, DBT Co. receives monthly fees from the Fund and Fund, which are included in the administrative services fees discussed above. DBT Co. will comply with the self-custodian provisions of Rule 17f-2 under the 1940 Act.

Investment Company Capital Corp. ("ICCC"), One South Street, Baltimore, Maryland, 21202, serves as transfer agent of the Trust pursuant to a transfer agency agreement. Under its transfer agency agreement with the Trust, ICCC maintains the shareholder account records for the Fund, handles certain communications between shareholders and the Trust and causes to be distributed any dividends and distributions payable by the Trust. ICCC may be reimbursed by the Fund for its out-of-pocket expenses.

                       Counsel and Independent Accountants

Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019-6099, serves as Counsel to the Trust and from time to time provides certain legal services to the Advisor and the Administrator. PricewaterhouseCoopers LLP, 250
W. Pratt Street, Baltimore, Maryland 21201 has been selected as Independent Accountants for the Trust.

                            ORGANIZATION OF THE TRUST

BT Institutional Funds was organized on March 26, 1990 under the laws of the Commonwealth of Massachusetts. The Fund is a separate series of the Trust. The Trust offers shares of beneficial interest of separate series, par value $0.001 per share. The shares of the other series of the Trust are offered through separate prospectuses and statements of additional information. The shares of each series participate equally in the earnings, dividends and assets of the particular series. The Trust may create and issue additional series of shares. The Trust's Declaration of Trust permits the Trustees to divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate beneficial interest in a series. Each share represents an equal proportionate interest in a series with each other share. Shares when issued are fully paid and non-assessable, except as set forth below. Shareholders are entitled to one vote for each share held. No series of shares has any preference over any other series.

The Trust is an entity commonly known as a "Massachusetts business trust." Massachusetts law provides that shareholders could under certain circumstances be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of this disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or a Trustee. The Declaration of Trust provides for indemnification from the Trust's property for all losses and expenses of any shareholder held personally liable for the obligations of the Trust. Thus, the risk of shareholders incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations, a possibility that the Trust believes is remote. Upon payment of any liability incurred by the Trust, the shareholder paying the liability will be entitled to reimbursement from the general assets of the Trust. The Trustees intend to conduct the operations of the Trust in a manner so as to avoid, as far as possible, ultimate liability of the shareholders for liabilities of the Trust.

The Trust is not required to hold annual meetings of shareholders but will hold special meetings of shareholders when in the judgment of the Trustees it is necessary or desirable to submit matters for a shareholder vote. Shareholders have under certain circumstances the right to communicate with other shareholders in connection with requesting a meeting of shareholders for the purpose of removing one or more Trustees without a meeting. When matters are submitted for shareholder vote, shareholders of the Fund will have one vote for each full share held and proportionate, fractional votes for fractional shares held. A separate vote of the Fund is required on any matter affecting the Fund on which shareholders are entitled to vote. Shareholders generally vote by Fund, except with respect to the election of Trustees and the ratification of the selection of independent accountants. Shareholders of the Fund are not entitled to vote on Trust matters that do not affect the Fund. There normally will be no meetings of shareholders for the purpose of electing Trustees unless and until such time as less than a majority of Trustees holding office have been elected by shareholders, at which time the Trustees then in office will call a shareholders' meeting for the election of Trustees. Any Trustee may be removed from office upon the vote of shareholders holding at least two-thirds of the Trust's outstanding shares at a meeting called for that purpose. The Trustees are required to call such a meeting upon the written request of shareholders holding at least 10% of the Trust's outstanding shares.

Shares of the Trust do not have cumulative voting rights, which means that holders of more than 50% of the shares voting for the election of Trustees can elect all Trustees. Shares are transferable but have no preemptive, conversion or subscription rights. Upon liquidation of the Fund, shareholders of that Fund would be entitled to share pro rata in the net assets of the Fund available for distribution to shareholders.

As of April 9, 2002, the following shareholders of record owned 25% or more of the voting securities of the Fund, and, therefore, may, for certain purposes, be deemed to control the Fund and be able to affect the outcome of certain matters presented for a vote of its shareholders: Bankers Trust Company Fund Valuation, 34 Exchange Place, Jersey City, NJ 07302-3885 (100.00%).

                                      TAXES

The following is only a summary of certain tax considerations generally affecting the Fund and its shareholders, and is not intended as a substitute for careful tax planning. Shareholders are urged to consult their tax advisors with specific reference to their own tax situations.

The Trust intends that the Fund qualify as a separate regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"). Provided that the Fund is a regulated investment company, the Fund will not be liable for Federal income taxes to the extent all of its taxable net investment income and net realized long and short-term capital gains, if any, are distributed to its shareholders. Although the Trust expects the Fund to be relieved of all or substantially all Federal income taxes, depending upon the extent of its activities in states and localities in which its offices are maintained, in which its agents or independent contractors are located or in which they are otherwise deemed to be conducting business, that portion of the Fund's income which is treated as earned in any such state or locality could be subject to state and local tax. Any such taxes paid by the Fund would reduce the amount of income and gains available for distribution to its shareholders.

While the Fund does not expect to realize net long-term capital gains, any such gains realized will be distributed annually. Such distributions ("capital gain dividends"), if any, will be taxable to non tax-exempt shareholders as long-term capital gains, regardless of how long a shareholder has held Fund shares.

The Fund is designed to provide investors with liquidity and current income. The Fund is not intended to constitute a balanced investment program and is not designed for investors seeking capital gains, maximum income or maximum tax-exempt income irrespective of fluctuations in principal.

                             PERFORMANCE INFORMATION

The "effective yield" of the Fund is an annualized "yield" based on a compounding of the unannualized base period return. These yields are each computed in accordance with a standard method prescribed by the rules of the SEC, by first determining the "net change in account value" for a hypothetical account having a share balance of one share at the beginning of a seven-day period (the "beginning account value"). The net change in account value equals the value of additional shares purchased with dividends from the original share and dividends declared on both the original share and any such additional shares. The unannualized "base period return" equals the net change in account value divided by the beginning account value.

Realized gains or losses or changes in unrealized appreciation or depreciation are not taken into account in determining the net change in account value.

The yields are then calculated as follows:

         Base Period Return      =       Net Change in Account Value
                                         ---------------------------

                                         BEGINNING ACCOUNT VALUE

         Current Yield           =       Base Period Return x 365/7

         Effective Yield         =       [(1 + Base Period Return)/365/7/] - 1


For the seven days ended December 31, 2001, the Fund's Current Yield was 1.93% and the Fund's Effective Yield was 1.95%.

                              FINANCIAL STATEMENTS

The financial statements for the Fund for the year ended December 31, 2001 are incorporated herein by reference to the Annual Report to shareholders for the Fund dated December 31, 2001. A copy of the Fund's Annual Report may be obtained without charge by contacting the Service Center at 1-800-730-1313.

                                    APPENDIX

                        Description of Securities Ratings

Description of S&P commercial paper ratings:

Commercial paper rated A-1 by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted A-1+.

Description of Moody's commercial paper ratings:

The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of short-term promissory obligations.

Description of Fitch Investors Service's commercial paper ratings:

F1+--Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F1--Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than the strongest issue.

Description of Duff & Phelps' commercial paper ratings:

Duff 1+--Highest certainty of timely payment. Short term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk free U.S. Treasury short term obligations.

Duff 1--Very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

Description of Thomson Bank Watch Short-Term Ratings:

T-1--The highest category; indicates a very high likelihood that principal and interest will be paid on a timely basis.

T-2--The second-highest category; while the degree of safety regarding timely repayment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1".

T-3--The lowest investment-grade category; indicates that while the obligation is more susceptible to adverse developments (both internal and external) than those with higher ratings, the capacity to service principal and interest in a timely fashion is considered adequate.

T-4--The lowest rating category; this rating is regarded as non-investment grade and therefore speculative.

                                             STATEMENT OF ADDITIONAL INFORMATION

                                                                  APRIL 30, 2002

Investment Advisor of the Fund
DEUTSCHE ASSET MANAGEMENT, INC
280 Park Avenue
New York, NY  10017

Custodian
DEUTSCHE BANK TRUST COMPANY AMERICAS
100 Plaza One
Jersey City, NJ 07311

Distributor
ICC DISTRIBUTORS, INC.
Two Portland Square
Portland, ME 04101

Administrator and Transfer Agent
INVESTMENT COMPANY CAPITAL CORP.
One South Street
Baltimore, MD 21201

Independent Accountants
PRICEWATERHOUSECOOPERS LLP
250 West Pratt Street
Baltimore, MD  21201

Counsel
WILLKIE FARR & GALLAGHER LLP
787 Seventh Avenue
 New York, NY  10019

No person has been authorized to give any information or to make any representations other than those contained in the Trust's Prospectus, its Statement of Additional Information or the Trust's official sales literature in connection with the offering of the Trust's shares and, if given or made, such other information or representations must not be relied on as having been authorized by the Trust. Neither the Prospectus nor this Statement of Additional Information constitutes an offer in any state in which, or to any person to whom, such offer may not lawfully be made.

PART C    OTHER INFORMATION

Item 23. Exhibits.
         ---------

(a)   Amended and Restated Declaration of Trust dated March 29, 1990; 1
      (i) Nineteenth Amended Establishment and Designation of Series of Shares of Beneficial Interest dated as of January 24, 2001; 13
(b)   By-Laws; 1
(c)   Incorporated by reference to (b) above;
(d) Investment Advisory Agreement dated April 30, 2001 on behalf of Treasury Assets Fund Institutional and Daily Assets Fund Institutional; 13
(e)   Distribution Agreement dated August 11, 1998; 3
      (i) Appendix A to Distribution Agreement dated August 11, 1998, as revised December 9, 1998; 9
      (ii) Exclusive Placement Agent Agreement dated August 11, 1998 on behalf of Treasury Assets Fund Institutional and Daily Assets Fund Institutional; 16
(f)   Bonus or Profit Sharing Contracts -- Not applicable;
(g)   Custodian Agreement dated July 1, 1996; 4
      (i) Amendment #1 to Exhibit A dated March 26, 1997 of the Custodian Agreement; 4
      (ii) Amendment #2 to Exhibit A dated October 8, 1997 of Custodian Agreement; 5
      (iii) Amendment #3 to Exhibit A dated October 31, 1997 of Custodian Agreement; 5
      (iv) Cash Services Addendum dated December 18, 1998 to Custodian Agreement; 6
      (v) Amendment #4 to Exhibit A dated December 9, 1998 of Custodian Agreement; 9
      (vi)  Custodian Agreement dated September 10, 1996 on behalf of Daily
            Assets Fund Institutional; 4; as revised April 27, 2001; 13
      (vii) Delegation of Responsibilities as a Foreign Custody Manager under
            Rule 17-5 and Assumption by Delegate of Certain Responsibilities under Rule 17f-7 dated July 2, 2001; 14
(h)   Administration Agreement dated July 1, 2001; 14
      (i) Expense Limitation Agreement dated July 1, 2001, among BT Institutional Funds, Cash Management Portfolio, Treasury Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio, BT Investment Portfolios, Deutsche Asset Management, Inc. and Investment Company Capital Corp.; 15
(i)   Legal Opinion - Not Applicable;

(j)   Consent of Independent Accountants - filed herewith;
(k)   Omitted Financial Statements - Not Applicable;
(l)   (i)   Investment representation letter of initial shareholder of Equity
            500 Index Fund; 7
      (ii)  Investment representation letter of initial shareholder of Liquid
            Assets Fund Institutional; 1
      (iii) Investment representation letter of initial shareholder of Daily
            Assets Fund Institutional; 2
(m)   Rule 12b-1 Plans - Not Applicable;
(n)   Financial Data Schedules - Not Applicable;
(o) Multiple Class Expense Allocation Plan Adopted Pursuant to Rule 18f-3 dated March 9, 2001; 16
(p)   Fund, Adviser, and Distributor Codes of Ethics; 12
      (i)   Amended Fund Code of Ethics dated May 2001; 16
      (ii)  Amended Advisor Code of Ethics dated July 1, 2001; 14
(q)   Powers of Attorney; 15.

----------------
1. Incorporated by reference to Post-Effective Amendment No. 14 to the Registration Statement as filed with the Commission on July 5, 1995.
2. Incorporated by reference to Amendment No. 21 to the Registration Statement as filed with the Commission on September 24, 1996.
3. Incorporated by reference to Post-Effective Amendment No. 24 to the Registration Statement as filed with the Commission on November 24, 1998.
4. Incorporated by reference to Post-Effective Amendment No. 20 to the Registration Statement as filed with the Commission on September 10, 1997.
5. Incorporated by reference to Post-Effective Amendment No. 21 to the Registration Statement as filed with the Commission on January 28, 1998.
6. Incorporated by reference to Amendment No. 31 to the Registration Statement as filed with the Commission on October 27, 1998.
7. Incorporated by reference to Post-Effective Amendment No. 4 to the Registration Statement as filed with the Commission on April 30, 1992.
8. Incorporated by reference to Post-Effective Amendment No. 26 to the Registration Statement as filed with the Commission on January 28, 1999.
9. Incorporated by reference to Post-Effective Amendment No. 27 to the Registration Statement as filed with the Commission on February 8, 1999.
10. Incorporated by reference to Post-Effective Amendment No. 19 to the Registration Statement as filed with the Commission on March 17, 1997.
11. Incorporated by reference to Post-Effective Amendment No. 29 to the Registration Statement as filed with the Commission on April 30, 1999.

12. Incorporated by reference to Amendment No. 31 to the Registration Statement as filed with the Commission on April 28, 2000.
13. Incorporated by reference to Amendment No. 42 to the Registration Statement as filed with the Commission on April 30, 2001.
14. Incorporated by reference to Amendment No. 43 to the Registration Statement as filed with the Commission on October 26, 2001.
15. Incorporated by reference to Amendment No. 34 to the Registration Statement as filed with the Commission on February 28, 2002.
16. Incorporated by reference to Amendment No. 35 to the Registration Statement as filed with the Commission on April 30, 2002.

Item 24. Persons Controlled by or under Common Control with Registrant.
         --------------------------------------------------------------

None

Item 25. Indemnification.
         ----------------


Incorporated by reference to Post-Effective Amendment No. 17 to the Registration Statement as filed with the Commission on April 30, 1996.

Item 26. Business and Other Connections of Investment Adviser.
         -----------------------------------------------------

All of the information required by this item is set forth in the Form ADV, as amended, of Deutsche Asset Management, Inc. (formerly Morgan Grenfell Inc.) (File No. 801-27291). The following sections of each such Form ADV are incorporated herein by reference:

(a)   Items 1 and 2 of Part II
(b)   Section 6, Business Background, of each Schedule D.

Item 27. Principal Underwriters.

(a) ICC Distributors, Inc., the Distributor for shares of the Registrant, acts as principal underwriter for the following open-end investment companies: BT Investment Funds, BT Advisor Funds, BT Institutional Funds, BT Pyramid Mutual Funds, Cash Management Portfolio, Treasury Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio, Asset Management Portfolio, BT Investment Portfolios, Deutsche Bank Alex. Brown

Cash Reserve Fund, Inc., Flag Investors Communications Fund, Inc., Emerging Growth Fund, Inc., Short-Intermediate Income Fund, Inc., Flag Investors Value Builder Fund, Inc., Real Estate Securities Fund, Inc., Flag Investors Equity Partners Fund, Inc., Flag Investors Series Funds, Inc., Deutsche Investors Funds, Inc.(formerly known as Flag Investors Funds, Inc.), Deutsche Investors Portfolios Trust (formerly known as Flag Investors Portfolios Trust) and Morgan Grenfell Investment Trust.

(b) Unless otherwise stated, the principal business address for the following persons is Two Portland Square, Portland, Maine 04101.

Name and                   Positions and                      Positions and
Principal Business         Offices with                       Offices with
Address                    Distributor                        Registrant

John A. Keffer             President & Director               None
David R. Keffer            Director                           None
Ronald H. Hirsch           Treasurer                          None
Nanette K. Chern           Chief Compliance Officer           None
David I. Goldstein         Secretary                          None
Benjamin L. Niles          Vice President                     None
Frederick Skillin          Assistant Treasurer                None
Dana A. Lukens             Assistant Secretary                None

(c)  None

ITEM 28. Location of Accounts and Records.
         ---------------------------------

BT Institutional Funds:                     Deutsche Asset Management
(Registrant)                                One South Street
                                            Baltimore, MD 21202

Deutsche Asset Management, Inc.:            280 Park Avenue
(Investment Advisor)                        New York, NY 10017

ICCC:                                       One South Street
(Administrator and Transfer Agent)          Baltimore, MD 21202

ICC Distributors, Inc.:                     Two Portland Square
(Distributor)                               Portland, ME 04101

Deutsche Bank Trust Company Americas        100 Plaza One
(Custodian)                                 Jersey City, New Jersey 07311

DST                                         127 West 10/th/ Street
(Sub-Transfer Agent                         Kansas City, MO 64105
and Sub-Dividend Distribution Agent)

ITEM 29. Management Services.
         --------------------

Not Applicable

ITEM 30. Undertakings.
         -------------

Not Applicable

                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940,as amended, the Registrant, BT INSTITUTIONAL FUNDS, has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Baltimore and the State of Maryland on this 30th day of April, 2002.

                                            BT INSTITUTIONAL FUNDS

                                            By:  /s/ DANIEL O. HIRSCH
                                               ----------------------
                                                 Daniel O. Hirsch, Secretary

     Pursuant to the requirements of the Investment Company Act of 1940, this Amendment to its Registration Statement has been signed below by the following persons in the capacity and on the date indicated:


NAME                                   TITLE                              DATE
------------------------------------------------------------------------------

/s/ DANIEL O. HIRSCH                   April 30, 2002
Daniel O. Hirsch                       (Attorney in Fact for the Persons
Secretary                              Listed Below)

/s/ RICHARD T. HALE*                   President, Chief Executive
Richard T. Hale                        Officer and Trustee

/s/ CHARLES A. RIZZO*                  Treasurer (Principal
Charles A. Rizzo                       Financial and Accounting Officer

/s/ CHARLES P. BIGGAR*                 Trustee
Charles P. Biggar

/s/ S. LELAND DILL*                    Trustee
S. Leland Dill

/s/ MARTIN J. GRUBER*                  Trustee
Martin J. Gruber

/s/ RICHARD J. HERRING*                Trustee
Richard J. Herring

/s/ BRUCE T. LANGTON*                  Trustee
Bruce T. Langton

/s/ PHILIP SAUNDERS, JR.*              Trustee

Philip Saunders, Jr.

/s/ HARRY VAN BENSCHOTEN                  Trustee
Harry Van Benschoten

* By Power of Attorney - Incorporated by reference to Amendment No. 34 to the Registration Statement as filed with the Commission on February 28, 2002.

                             RESOLUTIONS RELATING TO

                     RATIFICATION OF REGISTRATION STATEMENTS


                   (Approved by the Boards of each Investment
                 Company with a Fiscal Year End of December 31)

RESOLVED, that the proper officers of the Trust be, and they hereby are, authorized and directed to execute, in the name and on behalf of the Trust, a Post-Effective Amendment under the Securities Act of 1933 (the "1933 Act") and an Amendment under the Investment Company Act of 1940, as amended, (the "1940 Act") to the Trust's Registration Statement on Form N-1A, and all necessary exhibits and other instruments relating thereto (collectively, the "Registration Statement"), to procure all other necessary signatures thereon, and to file the appropriate exhibits thereto, with the Securities and Exchange Commission (the "Commission"), under the 1933 Act and the 1940 Act and to appear, together with legal counsel, on behalf of the Trust before the Commission in connection with any matter relating to the Registration Statement.

RESOLVED, that the proper officer of the Trust be, and he or she hereby is, authorized and directed in the name and on behalf of the Trust to take any and all action which the officer so acting may deem necessary or advisable in order to obtain a permit to register or qualify shares of common stock of the Trust for issuance and sale or to request an exemption from registration of shares of common stock of the Trust under the securities laws of such of the states of the United States of America or other jurisdictions, including Canada, as such officer may deem advisable, and in connection with such registration, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, deliver, file and publish all such applications, reports, issuer's covenants, resolutions, irrevocable consents to service of process, powers of attorney and other papers and instruments as may be required under such laws or may be deemed by such officer to be useful advisable to be filed thereunder, and that the form of any and all resolutions required by any such state authority in connection with such registration, licensing, permitting, qualification or exemption is hereby adopted if (1) in the opinion of the officer of the Trust so acting the adoption of such resolutions is necessary or advisable, and
         (2) the Secretary of the Trust evidences such adoption by filing herewith copies of such resolutions which shall thereupon be deemed to be adopted by the Board of Directors and incorporated in the minutes as a part of this resolution and with the same force and effect as if attached hereto and that the proper officers of the Trust are hereby authorized to take any and all action that they may deem necessary or advisable in order to maintain such registration in effect for as long as they may deem to be in the best interests of the Trust.

RESOLVED, that the proper and all actions heretofore or hereafter taken by such officer or officers within the terms of the foregoing resolutions be, and they hereby are, ratified and confirmed as the authorized act and deed of the Trust.

RESOLVED, that the proper officers of the Portfolio Trust be, and they hereby are, authorized and directed to execute, in the name and on behalf of the Portfolio Trust, an Amendment under the 1940 Act to the Portfolio Trust's Registration Statement, to procure all other necessary signatures thereon, and to file the appropriate exhibits thereto, with the Commission, and to appear, together with legal counsel, on behalf of the Portfolio Trust before the Commission in connection with any matter relating to the Registration Statement.

RESOLVED, that the proper officer of the Portfolio Trust be, and he or she hereby is, authorized and directed in the name and on behalf of the Portfolio Trust to take any and all action which the officer so acting may deem necessary or advisable in order to obtain a permit to register or qualify shares of common stock of the Portfolio Trust for issuance and sale or to request an exemption from registration of shares of common stock of the Portfolio Trust under the securities laws of such of the states of the United States of America or other jurisdictions, including Canada, as such officer may deem advisable, and in connection with such registration, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, deliver, file and publish all such applications, reports, issuer's covenants, resolutions, irrevocable consents to service of process, powers of attorney and other papers and instruments as may be required under such laws or may be deemed by such officer to be useful or advisable to be filed thereunder, and that the form of any and all resolutions required by any such state authority in connection with such registration, licensing, permitting, qualification or exemption is hereby adopted if (1) in the opinion of the officer of the Portfolio Trust so acting the adoption of such resolutions is necessary or advisable, and (2) the Secretary of the Portfolio Trust evidences such adoption by filing herewith copies of such resolutions which shall thereupon be deemed to be adopted by the Board of Trustees and incorporated in the minutes as a part of this resolution and with the same force and effect as if attached hereto and that the proper officers of the Portfolio Trust are hereby authorized to take any and all action that they may deem necessary or advisable in order to maintain such registration in effect for as long as they may deem to be in the best interests of the Portfolio Trust.

RESOLVED, that any and all actions heretofore or hereafter taken by such officer or officers within the terms of the foregoing resolutions be, and they hereby are, ratified and confirmed as the authorized act and deed of the Portfolio Trust.